UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 30, 2018

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)
(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	0
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	0

ITEM 1.01  Entry into a Material Definitive Agreement

On March 30, 2018, Porter Bancorp, Inc. (the “Company”) completed a $14.950 million stock offering in a private placement (the “Private Placement”) to Patriot Financial Partners III, L.P. (“Patriot”), an accredited investor. The Private Placement included the sale of 150,000 common shares and 1.0 million Non-Voting Common shares at $13.00 per share. A press release announcing the Private Placement is attached to this Form 8-K as Exhibit 99.1.
Securities Purchase Agreement

In connection with the Private Placement, on March 30, 2018, the Company and Patriot entered into a securities purchase agreement (the “Securities Purchase Agreement”). In addition to provisions relating to the sale of common shares and non-voting common shares, the Securities Purchase Agreement includes several continuing covenants made by the Company as well as customary representations, warranties, and indemnities.

The Company granted Patriot   gross-up rights for a period not to exceed five years to maintain their relative ownership percentage with respect to public or non-public offerings of the Company’s common shares or any securities that are convertible into the Company’s common shares for so long as Patriot beneficially owns at least 50% or more of all securities purchased under the Securities Purchase Agreement, or 4.9% of the Company’s outstanding common shares. The gross-up rights are subject to exceptions for the issuance of securities (i) in connection with the Company’s employee stock incentive plans or (ii) as consideration in a merger, acquisition or similar transaction.

The Securities Purchase Agreement also grants Patriot the right to appoint a director to the Board of Directors of both the Company and Limestone Bank for so long as Patriot beneficially owns at least 50% or more of all the securities purchased under the agreement or 4.9% of the Company’s outstanding shares of common stock.  W. Kirk Wycoff currently serves on the Board and will continue in that capacity as Patriot’s representative.  The Securities Purchase Agreement requires the Company to recommend to the shareholders the election of the board representative of Patriot to the Board at all subsequent annual meetings of the Company, subject to all legal and governance requirements regarding service as a director of the Company and the reasonable approval of the Nominating and Governance Committee.  Patriot also has a right to have an observer attend board meetings of the Company or Limestone Bank. Pursuant to the Securities Purchase Agreement, the Company has also entered into a VCOC letter with Patriot regarding Patriot’s right to consult with the Company so long as it (or its affiliates) own shares of the Company acquired under the Securities Purchase Agreement.

Registration Rights Agreement

On March 30, 2018, the Company and Patriot entered into a registration rights agreement, under which the Company granted Patriot demand registration rights after six months.  The registrations rights are available for the common shares purchased under the Securities Purchase Agreement and common shares issuable upon conversion of the Non-Voting Common Shares purchased under the Securities Purchase  Agreement.  The Company is required to maintain this registration statement continuously in effect until all such shares have been sold or become eligible for sale without restrictions under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The registration rights agreement permits up to three demand registrations and also grants piggyback registration rights, subject to certain exceptions.  The holders of registrable securities must comply with certain standard provisions facilitating the filing and effectiveness of the registration statement as well.

The Company may be required to pay monthly liquidated damages if it fails to comply with its demand registration obligations within the required timeframes for filing and obtaining effectiveness of a demand registration statement, or if the registration statement ceases to be effective or the holders of registrable securities are unable to utilize the prospectus therein to sell such securities. Unless the Company is permitted to postpone these deadlines or is entitled to a grace period under the registration rights agreement, the amount of the monthly liquidated damages is 0.5% of the aggregate purchase price paid to acquire registrable securities under the Securities Purchase Agreement, and is capped at 3% of the purchase price.

Item 3.02	Unregistered Sales of Equity Securities.

On March 30, 2018, Porter Bancorp, Inc. (the “Company”) completed a $14.950 million stock offering in a private placement (the “Private Placement”) to Patriot Financial Partners III, L.P., an accredited investor. The Private Placement included the sale of 150,000 shares of common shares and 1.0 million shares of Non-Voting Common Shares at $13.00 per share.

Non-voting common shares contain an automatic conversion feature as follows:  Each issued and outstanding Non-Voting Common Share shall automatically be converted into one (1) common share (the “Conversion Rate”) upon the transfer of such Non-Voting Common Share (or any security convertible to or exercisable for such Non-Voting Common Share) in (a) a widespread public distribution, including pursuant to a registration statement filed with and declared effective by the SEC or pursuant to Rule 144 under the Securities Act, (b) a transfer in which no transferee (or group of associated transferees) would receive more than 2% of any class of Voting Securities or (c) a transfer to a transferee that controls more than 50% of the Voting Securities without any transfer from the transferor.  The foregoing automatic conversion may occur as to some or all of the Non-Voting Common Shares held by any holder.

The securities issued and sold in the Private Placement were offered and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act. The Private Placement was a private transaction directly between the Company and Patriot and accomplished pursuant to the Securities Purchase Agreement.  The Company did not pay placement fees in this transaction.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release issued by Porter Bancorp, Inc. on March 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2018	Porter Bancorp, Inc.

	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

99.1	Press Release dated March 30, 2018